UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	30-0228584
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation)

4860 Cox Road, Suite 300 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

SAXON CAPITAL, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Michael L. Sawyer
Chief Executive Officer and President
Saxon Capital, Inc.
4860 Cox Road, Suite 300
Glen Allen, Virginia 23060
(Name and address of agent for service)

(804) 967-7400
(Telephone number, including area code, of agent for service)

         CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offerng price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
2004 Employee Stock Purchase Plan, common stock, $0.01 par value per share.	1,000,000	$20.55	$20,550,000	$2,603.69
Total	1,000,000		$20,550,000	$2,603.69

(1)     This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Saxon Capital, Inc. in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)     Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act on the basis of the average of the high and low prices reported on the Nasdaq National Market as of November 2, 2004.

PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        Saxon Capital, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

    (a)        The Registrant’s Prospectus dated September 20, 2004, filed with the SEC pursuant to Rule 424(b) of the Securities Act (Registration No. 333-116028), which includes audited financial statements for the Registrant's predecessor's (Saxon Capital, Inc., a Delaware corporation) fiscal year ended December 31, 2003, and the balance sheet for the Registrant as of February 5, 2004.

    (b)        All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), since the end of the fiscal year covered by the Registrant’s document referred to in (a) above, including the Registrant's Current Reports on Form 8-K, filed with the SEC on September 30, 2004, October 1, 2004, October 28, 2004, October 29, 2004, and November 8, 2004.

    (c)        The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-50945 on Form 8-A filed with the SEC on September 20, 2004 (which incorporates such description from the Registrant's Proxy Statement/Prospectus filed with the SEC on August 5, 2004 pursuant to Rule 424(b)(3) relating to the Registrant's Registration Statement on Form S-4 (File No. 333-112834) filed with the SEC on February 13, 2004, as amended, which description is also incorporated herein by reference), pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or any subsequently filed document that is or is deemed to be incorporated in this Registration Statement by reference, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

        The Maryland General Corporation Law permits a corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party because of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the Maryland General Corporation Law, however, a corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation.

        The Saxon Capital charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director of Saxon Capital and at the request of Saxon Capital, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur because of his or her status as a present or former director or officer of Saxon Capital. The Saxon Capital charter obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding because of his service in that capacity or (b) any individual who, while a director or officer of Saxon Capital and at the request of Saxon Capital, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding because of his service in that capacity, against any claim or liability to which he may become subject because of such status. The Saxon Capital charter also permits Saxon Capital to indemnify and advance expenses to any person who served a predecessor of Saxon Capital in any of the capacities described above and to any employee or agent of Saxon Capital or a predecessor of Saxon Capital. The Saxon Capital charter requires Saxon Capital to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party because of his service in that capacity. In accordance with Maryland corporate law, the Saxon Capital charter requires it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Saxon Capital as authorized by the Saxon Capital charter and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Saxon Capital if it shall ultimately be determined that the standard of conduct was not met.

        Saxon Capital intends to enter into indemnification agreements with each of its non-employee directors. The indemnification agreements will require, among other things, that Saxon Capital indemnify such directors to the fullest extent permitted by law and advance to such directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

        Saxon Capital has obtained a policy of insurance under which its directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act of 1933, as amended. Saxon Capital has been advised that, in the opinion of the Securities and Exchange Commission, indemnifying our directors, officers, and controlling persons for liabilities arising under the Securities Act pursuant to its charter and bylaws, or otherwise, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

        The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

                                Description

Exhibit 4                Common Stock Certificate.*

Exhibit 5                Opinion and consent of McKee Nelson LLP.

Exhibit 23.1           Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

Exhibit 23.2           Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

Exhibit 23.3           Consent of McKee Nelson LLP is contained in Exhibit 5.

Exhibit 24              Power of Attorney - Reference is made to the signature page of this Registration Statement.

Exhibit 99.1           Registrant's 2004 Employee Stock Purchase Plan.*

* Incorporated by reference from the Registrant’s Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-112834) filed with the Commission on June 18, 2004.

Item 9. Undertakings.

    A.        The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2004 Employee Stock Purchase Plan.

    B.        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia on this 9th day of November, 2004.

SAXON CAPITAL, INC. By: /s/ Michael L. Sawyer —————————————— Name: Michael L. Sawyer Title: Chief Executive Officer and President

        We, the undersigned officers and directors of Saxon Capital, Inc., a Maryland corporation, and each of us, do hereby constitute and appoint each and any of Michael L. Sawyer and Richard D. Shepherd, our true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity in which to sign	Date
/s/ Richard A. Kraemer Richard A. Kraemer	Chairman of the Board of Directors	November 9, 2004
/s/ David D. Wesselink David D. Wesselink	Director	November 9, 2004
/s/ Thomas J. Wageman Thomas J. Wageman	Director	November 9, 2004
/s/ Michael L. Sawyer Michael L. Sawyer	Chief Executive Officer, President, and Director	November 9, 2004
/s/ Robert B. Eastep Robert B. Eastep	Executive Vice President and Chief Financial Officer	November 9, 2004

EXHIBIT INDEX

Exhibit Number                                          Exhibit

Exhibit 4                Common Stock Certificate.*

Exhibit 5                Opinion and consent of McKee Nelson LLP.

Exhibit 23.1           Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

Exhibit 23.2           Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

Exhibit 23.3           Consent of McKee Nelson LLP is contained in Exhibit 5.

Exhibit 24              Power of Attorney - Reference is made to the signature page of this Registration Statement.

Exhibit 99.1           Registrant's 2004 Employee Stock Purchase Plan.*

* Incorporated by reference from the Registrant’s Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-112834) filed with the Commission on June 18, 2004.